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                                                                     EXHIBIT 3.7

                                    BYLAWS OF
                              CORPORATE MAGIC, INC.

      Section 1. The registered office of the corporation shall be at 6221 N. O'Connor Road, Suite 106, Irving, Texas 75039, and the name of the registered agent of the corporation at such address is Roy W. Bridgewater.

      Section 2. The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

      Section 1. Meetings of shareholders shall be held at the registered office of the corporation or at such other place, within or without the State of Texas, as may be stated in the notice of the meeting or in a duly executed waiver of notice.

      Section 2. An annual meeting of the shareholders, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting, shall be held at 10:00 o'clock A.M. on the first day of October of each year, if such day is not a Sunday or a legal holiday in the State; if such day falls on a Sunday or legal holiday, then the annual meeting shall be held at the same time on the next succeeding day which is not a Sunday or legal holiday in the State.

      Section 3. Failure to hold the annual meeting at the designated time shall not work a dissolution of the corporation. In the event the board of directors fails to call the annual meeting at the designated time, any shareholder may make demand that such meeting be held within a reasonable time. Such demand shall be made in writing by certified mail directed to any officer of the corporation. The annual meeting shall thereafter be called within sixty (60) days following such demand.

      Section 4. Special meetings of the shareholders for any purpose or purpose may be called by the President, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meetings. No business other than that specified in the notice of meeting shall be transacted at a special meeting.

      Section 5. (a) Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.
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            (b) Notice may be waived in writing signed by the person or persons entitled to such notice. Such waiver may be executed at any time before or after the holding of such meeting. Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      Section 6. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the record date shall be the date on which notice of the meeting is mailed.

      Section 7. The officer or agent having charge of the corporation's stock transfer books shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof. Such list shall be arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books and to vote at any meeting of shareholders.

      Section 8. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, represented in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.

      Section 9. At a meeting at which a quorum is present, the vote of the holders of a majority of the shares represented in person or by proxy shall decide any question brought before the meeting, unless the question is one upon which the vote of a greater number is required by law, the articles of incorporation or these bylaws. The shareholders present or represented at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 10. (a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of a meeting of shareholders, except to the extent that the voting rights of the shares of any class or series are limited or denied by the articles of incorporation.

            (b) Treasury shares, shares of stock owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.


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            (c) A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be filed with the Secretary prior to or at the commencement of the meeting. Each proxy shall be revocable unless expressly stated to be irrevocable and made irrevocable by law.

            (d) In the absence of objection, a voice vote or a standing vote may be taken.

            (e) Upon compliance with the notice requirements of section 5 of this Article, a meeting may be conducted by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other.

      Section 11. Any action required by law to be taken at a meeting of the shareholders of the corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders and may be stated as such in any articles or document filed with the Secretary of State.

                                   ARTICLE III
                                    DIRECTORS

      Section 1. The business and affairs of the corporation shall be managed under the direction of its board of directors.

      Section 2. The number of directors shall be established, from time to time, by resolution of the board of directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. A director need not be a shareholder nor be a resident of the State of Texas.

      Section 3. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and shall qualify.

      Section 4. Directors shall be elected by plurality vote.

      Section 5. Any director may be removed either for cause or without cause at a special meeting of the shareholders called for that purpose. Removal shall be accomplished by the affirmative vote of a majority in number of shares of shareholders represented in person or by proxy at such meeting which are entitled to vote for the election of such director.

      Section 6. A vacancy on the board of directors caused by death, resignation, retirement, disqualification, removal from office, or otherwise, may be filled either (1) by appointment at the next regular meeting of the board of directors by a majority of the directors then in office, though less than a quorum, or (2) by election at a special meeting of shareholders called for that purpose. Each successor director shall be elected or appointed for the unexpired term of his predecessor in office and shall serve until his successor shall be elected and shall qualify. Any directorship to


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be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

      Section 7. The board of directors, by resolution adopted by a majority of the full board of directors, may designate one or more directors to constitute an executive committee and one or more other committees, which committees, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation except:

            (i) To amend the articles of incorporation, except that a committee may, to the extent provided in the resolution designating that committee, exercise the authority of the board of directors under Article 2.13 of the Texas Business Corporation Act;

            (ii) To approve a plan of merger or share exchange;

            (iii) To recommend the approval of a disposition or sale of all the assets of the corporation not in the ordinary course of business;

            (iv) To recommend a voluntary dissolution of the corporation;

            (v) To amend, alter or repeal the bylaws or adopt new bylaws;

            (vi) To fill vacancies in the board of directors or in such committee or designate alternate members of such committee;

            (vii) To fix the compensation of any member of the committee;

            (viii) To amend or repeal any resolution of the board which by its terms is not amendable or repealable by a committee; and

            (ix) Unless the resolution designating a particular committee so provides, to declare a distribution or authorize the issuance of shares of the corporation;

            (x) To elect or remove officers of the corporation or to propose a reduction of stated capital of the corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law. Each committee shall keep regular minutes of its proceedings and report the same to the board when required by the board. Any member of a committee may be removed by the board of directors; any vacancy occurring in a committee by reason of death, resignation, removal or other cause may be filled by the board of directors.

      Section 8. Directors, as such, shall not receive any salary for their services, but, by resolution of the board a fixed sum, plus expenses of attendance, if any, may be paid for attendance at each regular or special meeting of the board. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of a committee may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.


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                                   ARTICLE IV
                MEETINGS OF DIRECTORS AND THE EXECUTIVE COMMITTEE

      Section 1. The directors of the corporation may hold regular or special meetings either within or without the State of Texas.

      Section 2. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

      Section 3. Special meetings of the board of directors may be called by or at the request of the President or any two directors. Notice of the call of a special meeting shall be in writing and delivered for transmission to each of the directors not later than during the third day immediately preceding the day for which such meeting is called. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the director at his address as it appears in the records of the corporation with postage thereon paid. Neither the business proposed to be transacted, nor the purpose of any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

      Section 4. Notice of any special meeting may be waived in writing signed by the person or persons entitled to such notice. Such waiver may be executed at any time before or after the holding of such meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such special meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      Section 5. A majority of the number of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless otherwise specifically required by law or these bylaws. If a quorum is not present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, unless a quorum is present.

      Section 6. The time and place of meeting of each committee of the board of directors shall be determined by the committee. Members shall be entitled to notice of the meeting (as determined by the chairman thereof) but notice may be waived in writing signed before or after the meeting by each person entitled to such notice. Attendance of a member shall constitute waiver of notice except where a member attends for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened. A majority of members of each committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee. If a quorum is not present at any meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.


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      Section 7. Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the board of directors or the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

      Section 8. Upon compliance with the notice requirements of this Article, a meeting of the board of directors or a committee may be conducted by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other.

                                    ARTICLE V
                                    OFFICERS

      Section 1. The officers of the corporation shall be elected by the directors and shall be a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

      Section 2. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. Vacancies or new offices shall be filled at any meeting of the board of directors to serve until the next election of officers. Each officer shall hold office until his successor has been elected and qualifies, or until the death, resignation, or removal of the officer.

      Section 3. The board of directors may appoint such other officers and agents as it deems necessary. Such officers and agents shall be appointed for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the board.

      Section 4. The compensation of all officers and agents of the corporation shall be fixed by the board of directors.

      Section 5. Any officer or agent elected or appointed by the board of directors, or member of the executive committee, may be removed at any time by the affirmative vote of a majority of the whole board of directors. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create any contract right.

      Section 6. The President shall be the chief executive officer of the corporation and, subject to the direction of the board of directors, shall supervise and control the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the board of directors. He shall see that all orders and resolutions of the board are carried into effect, and shall perform such other duties and have such other authority and powers as the board of directors may prescribe.

      Section 7. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in


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the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have the authority and powers of, and be subject to all the restrictions upon, the President. Each Vice President shall also have such powers and perform such other duties as from time to time may be assigned to him by the President or by the board of directors.

      Section 8. The Secretary shall attend all meetings of the shareholders and of the board of directors. He shall keep a true and complete record of the proceedings, including all votes and resolutions presented at these meetings, in a book to be kept for that purpose. He shall perform like duties for the executive and other committees when required. He shall be custodian of the records and of the seal of the corporation, and shall affix the same to documents, the execution of which is duly authorized. He shall give or cause to be given all notices required by law or these bylaws. He shall also perform such other duties as may be prescribed by the board of directors or President.

      Section 9. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursement of the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

            (b) The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meeting of the board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall also perform such other duties as may be prescribed by the board of directors or the President.

            (c) If required by the board of directors, the Treasurer shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

      Section 10. In the absence of the Secretary or Treasurer, an Assistant Secretary or Assistant Treasurer, respectively, shall perform the duties of the Secretary or Treasurer. Assistant Treasurers may be required to give bond in the form described in Section 9(c) of these bylaws. The Assistant Secretaries and Assistant Treasurers, in general, shall have such powers and perform such duties as the Treasurer or Secretary, respectively, or the board of directors or President may prescribe. The board of directors may also transfer the powers or duties of any officer to any other officer or agent provided that a majority of the full board of directors concurs.


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                                   ARTICLE VI
                      INTERESTED DIRECTORS, INDEMNIFICATION
                                  AND INSURANCE

      Section 1. (a) If paragraph (b) is satisfied, no contract or other transaction between the corporation and any of its directors, officers or security holders, or any corporation or firm in which any of them are directly or indirectly interested, shall be invalid solely because of this relationship or because of the presence of the director, officer or securityholder at the meeting authorizing the contract or transaction, or his participation or vote in the meeting or authorization.

            (b) Paragraph (a) shall apply only if:

                  (i) the material facts of the relationship or interest of each such director, officer or securityholder are known or disclosed:

                        (A) to the board of directors and it nevertheless
            authorizes or satisfies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

                        (B) to the shareholders and they nevertheless authorize
            or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

                  (ii) the contract or transaction is fair to the corporation as of the time it is authorized or ratified by the board of directors, or the shareholders.

            (c) This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

      Section 2. (a) The corporation shall indemnify, to the extent provided in paragraphs (b), (d) or (f):

                  (i) any person who is or was director, officer, agent or employee of the corporation, and

                  (ii) any person who serves or served at the corporation's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

            (b) In case of a suit by or in the right of the corporation against a person named in paragraph (a) by reason of his holding a position named in paragraph (a), the corporation shall indemnify him if he satisfied the standard in paragraph (c), for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.


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            (c) In case of a suit by or in the right of the corporation, a person named in paragraph (a) shall be indemnified only if:

                  (i) he is successful on the merits or otherwise, or

                  (ii) he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

            (d) In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the corporation, together hereafter referred to as a nonderivative suit, against a person named in paragraph (a) by reason of his holding a position named in paragraph (a), the corporation shall indemnify him if he satisfies the standard in paragraph (e), for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit as:

                  (i) expenses (including attorneys' fees),

                  (ii) amounts paid in settlement,

                  (iii) judgments, and

                  (iv) fines.

            (e) In case of a nonderivative suit, a person named in paragraph (a) shall be indemnified only if:

                  (i) he is successful on the merits or otherwise, or

                  (ii) he acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this paragraph (e)(ii).

            (f) A determination that the standard of paragraph (c) or (e) has been satisfied may be made by a court. Or, except as stated in paragraph (c)(ii) (2nd sentence) the determination may be made by:

                  (i) a majority of the directors of the corporation (whether or not a quorum) who were not parties to the action, suit or proceeding, or


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                  (ii) independent legal counsel (appointed by a majority of the directors of the corporation, whether or not a quorum, or elected by the shareholders of the corporation) in a written opinion, or

                  (iii) the shareholders of the corporation.

            (g) Anyone making a determination under paragraph (f) may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

            (h) The corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraphs
(a)-(g) if:

                  (i) the board of directors authorizes the specific payment, and

                  (ii) the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the corporation under paragraphs (a)-(g).

            (i) The indemnification provided by paragraphs (a)-(g) shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

            (j) The indemnification and advance payment provided by paragraphs
(a)-(h) shall continue as to a person who has ceased to hold a position named in paragraph (a) and shall inure to his heirs, executors and administrators.

            (k) The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph (a), against any liability incurred by him in any such position, or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under paragraphs (a)-(h).

            (l) Indemnification payments, advance payments, and insurance purchases and payments made under paragraphs (a)-(k) shall be reported in writing to the shareholders of the corporation with next notice of annual meeting, or within six months, whichever is sooner.

                                   ARTICLE VII
                               SHARE CERTIFICATES

      Section 1. Certificates in such form as may be determined by the board of directors shall be issued for all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. Each shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, rather


                                       10

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than the corporation or an employee of the corporation, the signature of any such officer and the seal of the corporation may be a facsimile.

      Section 2. The board of directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. Before authorizing the issuance of a new certificate, the board of directors, in its discretion, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it may require, give the corporation a bond in such form, in such sum and with such surety or sureties as it may direct to indemnify the corporation against any claims that may be made with respect to said certificate, and satisfy such other reasonable requirements that the corporation imposes.

      Section 3. The corporation shall register the transfer of a certificate presented to it for transfer if the certificate is properly endorsed by the registered owner or other appropriate person and reasonable assurance is given that the endorsements are genuine and effective. A fiduciary may be required to furnish evidence of appointment or incumbency, and an agent may be required to provide appropriate assurance of authority.

      Section 4. The corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

      Section 5. Subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Calls for payment on subscriptions shall be uniform as to all shares of the same class. The board of directors may forfeit any subscription and the amount paid thereof if the corporation is solvent and any amount due as a result of a call remains unpaid for a period of twenty (20) days after written demand has been made therefore. If mailed, such written demand shall be deemed to be made when deposited in the Untied States Mail in a sealed envelope addressed to the subscriber at his last post office address known to the corporation, with postage thereon prepaid.

      Section 6. Consideration for the issuance of shares may consist of money paid, labor done, or tangible or intangible property actually received. Promissory notes or the promise of future services shall not constitute payment for shares. The board of directors shall express in dollars the value of labor done or tangible or intangible property actually received, and in the absence of fraud such value shall be conclusive. Shares of the corporation shall be fully paid and nonassessable when the consideration, fixed as provided by law, has been paid to the corporation.

      Section 7. The corporation shall have a first and prior lien on shares owned by a shareholder for any indebtedness of the shareholder to the corporation, and dividends or distributions declared upon such shares may be withheld by the corporation to satisfy such indebtedness. Such lien may be enforced against a purchaser if the lien is noted conspicuously on the certificate.


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
                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

      Section 1. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      Section 2. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances. The corporation may lend money to and otherwise assist its employees but not to its officers and directors. The corporation shall make no loans secured by a lien on its own shares.

      Section 3. There may be created by resolution of the board of directors out of the surplus of the corporation such reserve or reserves as the directors from time to time, in their discretion think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the directors shall think beneficial to the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or offices or such other person or persons as the board of directors may from time to time designate.

      Section 5 The fiscal year of the corporation shall begin on the first day of January in each year and end on the thirty-first day of December in each year.

      Section 6. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation, substantially as follows:

      Section 7. Dividends upon the outstanding shares of the corporation may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the corporation, subject to the provisions of law and the articles of incorporation. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend. The record date may not be more than fifty (50) days prior to the payment date of such dividend. In lieu of setting a record date, the board of directors may close the stock transfer books for a period of not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date on which the board of directors adopts the resolution declaring such dividend shall be the record date for determining the persons entitled to receive the dividend.

      Section 8. The corporation shall keep correct and complete books and records of account and minutes of the proceedings of its shareholders, board of directors, and executive committee. It shall keep at its registered office or principal place of business, or at the office of its transfer


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
agent or registrar, a record of its shareholders giving the names and addresses of all shareholders and the number and class or shares held by each.

      Section 9. At the request of any holder of record of any shares, the corporation shall mail to each shareholder within a reasonable time an annual statement for its last fiscal year showing in reasonable detail its assets and liabilities, and the results of its operations. The corporation shall also mail to each shareholder its most recent interim statement if such statement has been filed for public record. A holder of a beneficial interest in a voting trust shall be regarded as a holder of record of shares for purposes of this section.

                                   ARTICLE IX
                                   AMENDMENTS

      Section 1. These bylaws may be altered, amended or repealed at any meeting of the shareholders at which a quorum is present, by the affirmative vote of a majority of the shares present at such meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting. These bylaws may also be altered, amended, or repealed by the board of directors at any meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting.

                                    ARTICLE X
                           ADOPTION OF INITIAL BYLAWS

      The foregoing bylaws were adopted by the Directors on November 8, 1995.

                                            /s/ James R. Kirk
                                            ---------------------------------
                                            James R. Kirk, Director

                                            /s/ Michael A. Bothel
                                            ---------------------------------
                                            Michael A. Bothel, Director

Attested to, and certified by:

/s/ Roy W. Bridgewater
---------------------------------
Roy W. Bridgewater, Secretary


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